Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No.6 to the Registration Statement on Form S-1 of our report dated March 11, 2009 relating to the financial statements of SmartHeat, Inc., which appears in such registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Goldman Parks Kurland Mohidin LLP
Encino, California
June 16, 2009